N E W S from Summit Bancshares, Inc.

For Immediate Release January 21, 2004	For Information Contact: Bob G. Scott, COO (817) 877-2660

SUMMIT BANCSHARES ANNOUNCES
FOURTH QUARTER AND YEAR 2003 RESULTS

Fort Worth, Texas — Summit Bancshares, Inc. (Nasdaq:SBIT), a community-oriented bank holding company in Fort Worth, with assets of $795 million, reported fourth quarter earnings today. Philip E. Norwood, Chairman, President and Chief Executive Officer stated, “The financial performance of the Company for 2003 was somewhat mixed. The Company experienced good growth in average balances of loans and deposits of 8.9% and 8.2%, respectively. However the increase in net interest income of 3.1% for the year continued to reflect the very low interest rate environment that the Company has experienced since market rates began their rapid decline in 2001. As a Company more heavily focused on commercial lending we are more impacted by a low rate environment than other banks. However as a result of a 6.7% loan growth in the fourth quarter compared to the third quarter, net interest income increased 3.7% in the quarter which we feel is very positive. This growth in loans partially reflects the addition of seven lenders to our lending staff in the last half of 2003.”

He further stated, “Because of the Company’s continued improvement in asset quality, it was possible to significantly reduce the provisions for loan losses in 2003 compared to the provisions recorded in 2002. However, the Company did experience a significant increase in non-interest expenses due to the strategic investments made in 2002 and 2003 in new technology, new branches, new support facilities and additional personnel. These investments will provide a strong infrastructure to support the long-term growth of the Company which will leverage the investments for increased profits.”

Results of Operations

For the fourth quarter ended December 31, 2003, net income was $2,403,000 compared to $2,266,000 for the same period in 2002. Net income per diluted share was $0.38 for the three months ended December 31, 2003, compared to $0.36 for the three months ended December 31, 2002. Return on average assets and return on average shareholders’ equity for the fourth quarter of 2003 were 1.21% and 13.93%, respectively. The Company’s average shareholders’ equity-to-assets ratio of 8.7% for the quarter ended December 31, 2003, continues to reflect a very strong capital position for the Company.

Net income for the year ended December 31, 2003 was $9,768,000, or $1.55 per diluted share, compared to $9,317,000, or $1.46 per diluted share for the previous year, a 6.2% increase. Return on average assets and return on average shareholders’ equity for the year of 2003 were 1.32% and 14.43%, respectively. These measures of profitability, although below the historical levels for the Company, continue to compare favorably to the Company’s national peers.

Financial Results

Net interest income for the fourth quarter of 2003 was $8,167,000 compared to $7,623,000 for the fourth quarter of last year. The Company is somewhat more sensitive to market interest rate changes than other community banks, due to its heavier commercial lending focus, resulting in the net interest margin declining to 4.36% for the quarter compared to 4.67% for the fourth quarter of the prior year and 4.37% for the third quarter of 2003.

Net interest income totaled $31.1 million for the year ended December 31, 2003, compared to $30.1 million the previous year. This modest increase in net interest income reflects the interest rate compression previously mentioned and the low interest rate environment experienced for the year. Net interest margin averaged 4.48% for the year of 2003 compared to a margin of 4.80% for 2002. This decline resulted from a 61 basis point decline in the yield on average earning assets; the impact of this decline was partially offset by a 41 basis point decline in the cost of average interest-bearing liabilities.

Provision for loan losses was $294,000 in the fourth quarter compared to $775,000 in the same quarter of last year. For the year of 2003, the provision for loan losses was $880,000 compared to $3,140,000 the previous year. For the year of 2003, the Company had net recoveries from previously charged-off loans of $198,000.

Non interest income, excluding gains on sale of investment securities, of $1,371,000 reflected a modest increase for the current quarter compared to the same quarter in the prior year with a positive increase in service charges on deposit accounts offset by decreases in other fee based services, including mortgage brokerage fees.

For the year of 2003, non interest income, excluding gains on sale of investment securities, increased to $5.8 million, a 9.4% increase. Included in this increase was an increase in service charges on deposit accounts of 17.3%.

Non interest expenses of $5,754,000 for the quarter increased $979,000 compared to the fourth quarter of last year. The increase in expense in the fourth quarter reflected costs associated with the Company’s growth and included increases in salaries and benefits expense and occupancy and equipment expenses primarily related to strategic investments noted earlier. Non interest expenses increased 17.2% for the year of 2003 compared to 2002. For the year personnel expenses increased 16.7% and occupancy and equipment expenses increased 33.1%, each increase primarily related to the strategic investments.

Non performing assets totaled $2.4 million or .43% of loans and foreclosed assets at December 31, 2003, compared to $3.4 million or .73% at December 31, 2002. The allowance for loan losses was 1.41% of total loans and 324% of non-performing loans at December 31, 2003.

Total assets on December 31, 2003, were $795 million, an increase of $107 million from $688 million on December 31, 2002. Loans on December 31, 2003, were $554 million, an increase of $85 million from $469 million at December 31, 2002. Total funding sources, including deposits and short-term borrowed funds, were $724 million at the end of the year, an increase of $104 million over the prior year-end.

The Company will host a fourth quarter earnings conference call Thursday, January 22nd at 10:30 a.m. CT. To participate, please call (800)289-0437 and enter confirmation code 656686. If you are unable to participate, an audio playback of the call will be available starting Thursday, January 22, 2004 at 1:30 p.m. (CT) through midnight February 5, 2004 (CT) by calling (888)203-1112 and entering code 656686.

Certain statements contained in this press release, which are not historical in nature, including statements regarding the Company’s and/or management’s intentions, strategies, beliefs, expectations, representations, plans, projections, or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act. We are including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements are made based on assumptions involving certain known and unknown risks and uncertainties, many of which are beyond the Company’s control, and other important factors that could cause actual results, performance or achievements to differ materially from the expectations expressed or implied by such forward-looking statements. These risk factors and uncertainties are listed from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to the annual report on Form 10-K.

Summit Bancshares, Inc. • 3880 Hulen Street, Ste. 300 • Fort Worth, Texas 76107
Telephone (817) 336-6817 • FAX (817) 877-2672 • Web Site: www.summitbank.net

4th QTR-YREND.2004

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended December 31,			Twelve Months Ended December 31,
EARNINGS SUMMARY	2003	2002	% Change	2003	2002	% Change
Interest income	$10,020	$9,603	4.3%	$38,527	$38,657	–0.3%
Interest expense	1,853	1,980	–6.4%	7,437	8,512	–12.6%
Net interest income	8,167	7,623	7.1%	31,090	30,145	3.1%
Provision for loan losses	294	775	–62.1%	880	3,140	–72.0%
Service charges on deposits	881	774	13.8%	3,443	2,934	17.3%
Gain on sale of investment securities	129	–	100.0%	230	165	39.4%
Other Income	490	586	–16.4%	2,355	2,368	–0.5%
Salaries and benefits expense	3,594	2,570	39.8%	12,926	11,078	16.7%
Occupancy and equipment expense	983	698	40.8%	3,611	2,713	33.1%
Other Expense	1,177	1,507	–21.9%	4,916	4,518	8.8%
Earnings before income taxes	3,619	3,433	5.4%	14,785	14,163	4.4%
Provision for income taxes	1,216	1,167	4.2%	5,017	4,846	3.5%
Net earnings	$2,403	$2,266	6.0%	$9,768	$9,317	4.8%
Basic earnings per share	$0.39	$0.37	5.4%	$1.59	$1.50	6.0%
Basic weighted average shares outstanding	6,158	6,140		6,161	6,224
Diluted earnings per share	$0.38	$0.36	5.6%	$1.55	$1.46	6.2%
Diluted weighted average shares outstanding	6,344	6,287		6,318	6,396

	Average for Quarter Ended
BALANCE SHEET SUMMARY	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Total loans	$537,635	$503,936	$499,545	$476,298	$471,260
Total investment securities	205,162	199,367	165,600	170,609	166,980
Earning assets	746,066	718,601	676,834	648,193	650,995
Total assets	788,426	761,278	719,070	688,522	693,064
Noninterest bearing deposits	184,106	176,478	170,234	160,011	165,756
Interest bearing deposits	450,401	452,325	429,420	411,313	413,657
Total deposits	634,507	628,803	599,654	571,324	579,413
Other borrowings	82,160	61,199	48,866	48,012	44,487
Shareholders’ equity	68,399	68,273	67,739	66,253	64,369

	Average for Twelve Months Ended December 31,
BALANCE SHEET SUMMARY	2003	2002	% Change
Total loans	$504,520	$463,106	8.9%
Total investment securities	185,318	153,764	20.5%
Earning assets	697,750	629,859	10.8%
Total assets	739,658	668,909	10.6%
Noninterest bearing deposits	172,784	156,868	10.1%
Interest bearing deposits	436,017	405,704	7.5%
Total deposits	608,801	562,572	8.2%
Other borrowings	60,156	39,453	52.5%
Shareholders’ equity	67,673	63,189	7.1%

	Ending Balance
BALANCE SHEET SUMMARY	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Total loans	$553,769	$517,994	$500,040	$489,352	$469,145
Total investment securities	195,959	210,048	178,241	163,639	173,512
Total earning assets	751,063	728,766	693,257	653,066	642,919
Allowance for loan losses	(7,784)	(7,483)	(7,412)	(7,365)	(6,706)
Premises and equipment	12,920	13,237	13,391	11,652	11,486
Total assets	795,478	777,558	738,916	697,893	687,733
Noninterest bearing deposits	192,877	180,765	176,603	165,220	167,745
Interest bearing deposits	448,504	456,706	435,143	421,699	414,204
Total deposits	641,381	637,471	611,746	586,919	581,949
Other borrowings	82,234	69,230	55,627	41,317	37,255
Total liabilities	726,794	709,546	670,187	631,313	622,795
Shareholders’ equity	68,684	68,012	68,729	66,580	64,938

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

NONPERFORMING ASSETS	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Nonaccrual loans	$2,351	$1,514	$1,458	$2,226	$2,135
Restructured loans	–	–	–	–	–
Other real estate & foreclosed assets	–	–	125	125	1,268
Accruing loans past due 90 days or more	55	–	14	80	16
Total nonperforming assets	$2,406	$1,514	$1,597	$2,431	$3,419
Total nonperforming assets as a percentage of loans and foreclosed assets	0.43%	0.29%	0.32%	0.50%	0.73%

	Quarter Ended
ALLOWANCE FOR LOAN LOSSES	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Balance at beginning of period	$7,483	$7,412	$7,365	$6,706	$6,334
Loans charged off	(163)	(24)	(272)	(80)	(637)
Loan recoveries	170	49	79	439	234
Net (charge-offs) recoveries	7	25	(193)	359	(403)
Provision for loan losses	294	46	240	300	775
Balance at end of period	$7,784	$7,483	$7,412	$7,365	$6,706
Allowance for loan losses as a percentage of total loans	1.41%	1.45%	1.48%	1.50%	1.43%
Allowance for loan losses as a percentage of nonperforming loans	323.57%	494.39%	503.53%	319.38%	311.76%
Net charge-offs as a percentage of average loans	0.00%	–0.01%	0.04%	–0.07%	0.09%
Provision for loan losses as a percentage of average loans	0.05%	0.01%	0.05%	0.06%	0.16%

	Quarter Ended
SELECTED RATIOS	Dectember 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Return on average assets (annualized)	1.21%	1.29%	1.37%	1.43%	1.30%
Return on average equity (annualized)	13.93%	14.38%	14.55%	14.89%	13.96%
Average shareholder’s equity to average assets	8.68%	8.97%	9.42%	9.62%	9.29%
Yield on earning assets	5.35%	5.38%	5.68%	5.81%	5.87%
Cost of interest bearing funds	1.38%	1.42%	1.62%	1.60%	1.71%
Net interest margin (tax equivalent)	4.36%	4.37%	4.53%	4.67%	4.67%
Efficiency ratio	59.29%	59.57%	56.74%	54.41%	52.95%
End of period book value per common share	$11.17	$11.04	$11.15	$10.81	$10.58
End of period common shares outstanding	6,152	6,165	6,166	6,179	6,159

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	December 31, 2003			December 31, 2002
YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Interest Earning Assets:
Federal funds sold & Due from time	$3,269	$6	0.76%	$12,755	$42	1.30%
Investment securities (taxable)	198,302	1,932	3.87%	162,195	1,762	4.31%
Investment securities (tax-exempt)	6,860	90	5.20%	4,785	67	5.61%
Loans	537,635	8,031	5.93%	471,260	7,766	6.54%
Total Interest Earning Assets	746,066	10,059	5.35%	650,995	9,637	5.87%
Noninterest Earning Assets:
Cash and due from banks	25,387			27,345
Other assets	24,555			21,264
Allowance for loan losses	(7,582)			(6,540)
Total Noninterest Earning Assets	42,360			42,069
Total Assets	$788,426			$693,064
Interest Bearing Liabilities:
Transaction and money market accounts	$197,375	509	1.02%	$182,083	525	1.15%
Savings deposits	128,319	394	1.22%	118,261	447	1.50%
Certificates and other time deposits	124,707	740	2.36%	113,313	844	2.95%
Other borrowings	82,160	209	1.01%	44,487	164	1.46%
Total Interest Bearing Liabilities	532,561	1,852	1.38%	458,144	1,980	1.71%
Noninterest Bearing Liabilities:
Demand deposits	184,106			165,756
Other liabilities	3,360			4,795
Shareholders’ Equity	68,399			64,369
Total Noninterest Bearing Liabilities	255,865			234,920
Total Liabilities and Shareholders’ Equity	$788,426			$693,064
Net Interest Income and Margin (tax equivalent)		$8,207	4.36%		$7,657	4.67%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands)

	Twelve Months Ended
	December 31, 2003			December 31, 2002
YIELD ANALYSIS	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Interest Earning Assets:
Federal funds sold & Due from time	$7,912	$81	1.02%	$12,989	$212	1.63%
Investment securities (taxable)	179,539	7,106	3.96%	150,704	7,046	4.68%
Investment securities (tax-exempt)	5,779	314	5.43%	3,060	177	5.77%
Loans	504,520	31,171	6.18%	463,106	31,326	6.76%
Total Interest Earning Assets	697,750	38,672	5.54%	629,859	38,761	6.15%
Noninterest Earning Assets:
Cash and due from banks	26,295			25,728
Other assets	22,964			19,760
Allowance for loan losses	(7,351)			(6,438)
Total Noninterest Earning Assets	41,908			39,050
Total Assets	$739,658			$668,909
Interest Bearing Liabilities:
Transaction and money market accounts	$193,841	2,108	1.09%	$180,060	2,378	1.32%
Savings deposits	119,851	1,581	1.32%	112,977	1,909	1.69%
Certificates and other time deposits	122,325	3,121	2.55%	112,667	3,594	3.19%
Other borrowings	60,156	627	1.04%	39,453	631	1.60%
Total Interest Bearing Liabilities	496,173	7,437	1.50%	445,157	8,512	1.91%
Noninterest Bearing Liabilities:
Demand deposits	172,784			156,868
Other liabilities	3,028			3,695
Shareholders’ Equity	67,673			63,189
Total Noninterest Bearing Liabilities	243,485			223,752
Total Liabilities and Shareholders’ Equity	$739,658			$668,909
Net Interest Income and Margin (tax equivalent)		$31,235	4.48%		$30,249	4.80%

SUMMIT BANCSHARES, INC.
(Unaudited)
(Dollars in thousands, except per share data)

LOAN PORTFOLIO	December 31, 2003%		December 31, 2002%
Commercial and industrial	$219,805	39.7%	$195,120	41.6%
Real estate:
Commercial	159,082	28.7%	130,755	27.9%
Residential	67,635	12.2%	48,447	10.3%
Construction and development	74,069	13.4%	59,941	12.8%
Consumer	33,178	6.0%	34,882	7.4%
Total loans (gross)	553,769	100.0%	469,145	100.0%
Unearned discounts	–	0.0%	–	0.0%
Total loans (net)	553,769	100.0%	469,145	100.0%

REGULATORY CAPITAL DATA	December 31, 2003	December 31, 2002
Tier 1 Capital	$67,996	$62,076
Tier 1 Ratio	11.45%	12.16%
Total Capital (Tier 1 + Tier 2)	$75,426	$68,463
Total Capital Ratio	12.70%	13.41%
Total Risk-Adjusted Assets	$594,044	$510,639
Tier 1 Leverage Ratio	8.62%	8.96%

OTHER DATA	December 31, 2003	December 31, 2002
Full Time Equivalent Employees (FTE’s)	225	205
Stock Price Range (For the Quarter Ended):
High	$28.95	$21.21
Low	$26.45	$18.77
Close	$27.61	$19.50